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                                                                Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated January 24, 1996 except as to the stock dividend described in Note 17, which is as of May 22, 1996, relating to the financial statements of Columbia Banking System, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1995 listed under Item 14(a) of Columbia Banking System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these Financial Statement Schedules. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Information."

PRICE WATERHOUSE LLP

Seattle, Washington
November 11, 1996